Exhibit 10.51

FIRST AMENDMENT AND LIMITED WAIVER

FIRST AMENDMENT AND LIMITED WAIVER (this “Amendment and Waiver”), dated as of April 8, 2020, by and among EXTREME NETWORKS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, and BANK OF MONTREAL (“BMO”), as administrative and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Administrative Agent, BMO Harris Bank, N.A., as an Issuing Lender and Swingline Lender (as such terms are defined in the Credit Agreement referenced below), Silicon Valley Bank, as an Issuing Lender, and the various lenders party thereto (each, a “Lender” and collectively, the “Lenders”) are party to that certain Amended and Restated Credit Agreement, dated as of August 9, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has notified the Administrative Agent that it is in breach of the financial covenants contained in Section 7.1 of the Credit Agreement as of March 31, 2020 (the “Specified Breach”), which breach gives rise to an Event of Default under Section 8.1(c) of the Credit Agreement (the “Specified Event of Default”) as of that date;

WHEREAS, the Borrower has requested that the Agent and the Lenders waive the Specified Breach and the Specified Event of Default;

WHEREAS, on the terms and conditions specified in this Amendment and Waiver, the Agent and the Lenders party hereto (constituting the Required Lenders) are willing to waive the Specified Breach and the Specified Event of Default for the period specified herein;

WHEREAS, the Borrower has advised the Administrative Agent that the Borrower intends to use the Waiver Period (as defined below) to commence negotiations with the Lenders for the purpose of seeking an amendment to the Credit Agreement that will revise the financial covenants in a manner that will enable the Borrower to be in compliance with the Credit Agreement through the maturity date thereof;

WHEREAS, on the terms and conditions specified in this Amendment and Waiver, the Borrower, the Administrative Agent and the Lenders party hereto (constituting the Required Lenders) also agree to amend the Credit Agreement in the manner described in Section 4 of this Amendment and Waiver; and

WHEREAS, the parties hereto agree that the execution and delivery of this Amendment and Waiver by the Borrower shall constitute a notice which satisfies the requirements of Section 6.7(a) of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.Definitions.

(a)Terms defined in the Credit Agreement and used herein shall have the meanings herein as therein defined unless otherwise defined herein.

(b)The following terms have the meanings specified below:

“Administrative Agent” has the meaning set forth in the Preamble.

“Borrower” has the meaning set forth in the Preamble.

“Credit Agreement” has the meaning set forth in the Recitals.

“Designated Provision” means each of the following: (a) clause (c) of the second to last paragraph of the definition of Applicable Margin; (b) clause (c) of the last paragraph of the definition of Commitment Fee Rate; (c) the last sentence of Section 2.4(a) (solely as it applies to the borrowing of any Revolving Loan); (d) Section 2.24(a); (e) Section 3.10(d); (f) Section 5.2(d) (solely as it applies to the borrowing of any Revolving Loans or any Revolving Loan Conversion but not the issuance or renewal of Letters of Credit); (g) Section 7.2(o); and (h) Section 7.7(m)(vii).

“Effective Date” has the meaning set forth in Section 4.

“Lenders” has the meaning set forth in the Recitals.

“Specified Breach” has the meaning set forth in the Recitals.

“Specified Event of Default” has the meaning set forth in the Recitals.

“Waiver Period” has the meaning set forth in Section 2(b).

“Waiver Termination Date” means the first date after the Effective Date on which a Waiver Termination Event occurs.

“Waiver Termination Event” means (i) any breach of, or failure by the Borrower, any other Loan Party or Enterasys to perform or comply with, any of its respective obligations under Section 3 of this Amendment and Waiver or (ii) the occurrence of any Event of Default (other than the Specified Event of Default).

“Worldwide Cash” shall mean, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the Borrower and its Subsidiaries.

(c)Section 1.2 of the Credit Agreement shall apply to this Amendment and Waiver as if set forth herein.

Section 2.  Acknowledgment of Specified Event of Default; Limited Waiver.

(a) The Borrower acknowledges and agrees that it is in breach of the financial covenants contained in Section 7.1 of the Credit Agreement as of March 31, 2020, which breach gives rise to an Event of Default under Section 8.1(c) of the Credit Agreement as of such date.

(b)Subject to the terms and conditions contained in this Amendment and Waiver (including, without limitation, Section 2(c) below), the Agent and the Lenders party hereto (constituting the Required Lenders) hereby waive the Specified Event of Default for the period (such period, the “Waiver Period”) beginning on the Effective Date and ending on the earlier of (i) July 31, 2020 and (ii) the Waiver Termination Date. Immediately upon termination of the Waiver Period, the Specified Breach and Specified Event of Default shall be deemed in full force and effect and the Lenders and the Administrative Agent shall be restored to the position they held prior to the commencement of the Waiver Period with all the rights and rights hereunder and under the other Loan Documents held at such time.

(c)The waiver of the Specified Breach and the Specified Event of Default set forth in Section 2(b) shall not be applicable to, and shall be ineffective for purposes of, any Designated Provision.

(d)Provided that the Waiver Period is then in effect, the Borrower shall not be required to comply with the financial covenants contained in Section 7.1 of the Credit Agreement for the fiscal quarter ending June 30, 2020.

(e)Notwithstanding anything to the contrary contained in the Loan Documents, during the Waiver Period, (i) the Applicable Margin for Term Loans and Revolving Loans that are Eurodollar Loans shall be 4.00% per annum; (ii) the Applicable Margin for Term Loans and Revolving Loans that are ABR Loans shall be 3.00% per annum; (iii) the Applicable Margin for Swingline Loans shall be 3.00% per annum; (iv) the Applicable Margin applicable to Letters of Credit shall be 4.00% per annum; and (v) the Commitment Fee Rate shall be 0.40%.

Section 3. Obligations During the Waiver Period.  The Borrower hereby agrees that during the Waiver Period the Borrower shall, and, where applicable, shall cause each of its Subsidiaries to do or not do, as the case may be, each of the following:

(a)Minimum Cash. Ensure that, as of the close of business on the last Business Day of each calendar month occurring during the Waiver Period, the aggregate amount of Worldwide Cash of the Borrower and its Subsidiaries on a consolidated basis shall not be less than $90,000,000.

(b)Minimum Monthly Sales Revenues. Ensure that the consolidated net revenues (determined in accordance with GAAP) of the Borrower and its Subsidiaries arising from or attributable to the sale of products and services (excluding revenues arising from or attributable to any unusual or extraordinary transactions of any kind) for (i) the one month period beginning on April 1, 2020 and ending on April 30, 2020 shall not be less than $35,000,000, (ii) the two month period beginning on April 1, 2020 and ending on May 31, 2020 shall not be less than $82,000,000, and (iii) the three month period beginning on April 1, 2020 and ending on June 30, 2020 shall not be less than $180,000,000.

(c)Monthly Financial Reporting.  As soon as available, but in any event within (x) ten (10) Business Days after the end of each calendar month occurring during the Waiver Period (other than the months ending on June 30, 2020 and July 31, 2020) and (y) fifteen (15) Business Days after the end of the month ending June 30, 2020 (except that the items referred to in clause (ii) and

(iii) below shall be furnished within ten (10) Business Days after the end of such calendar month), furnish each of the following to the Administrative Agent: (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such calendar month and the related unaudited consolidated statements of income and of cash flows for such calendar month and the portion of the fiscal year through the end of such calendar month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); (ii) an unaudited report showing the consolidated net revenues (determined in accordance with GAAP) of the Borrower and its Subsidiaries arising from or attributable to the sale of products and services for such calendar month and each preceding calendar month occurring during the Waiver Period, if any (excluding revenues arising from or attributable to any unusual or extraordinary transactions of any kind); (iii) an unaudited report showing the aggregate amount of Worldwide Cash of the Borrower and its Subsidiaries on a consolidated basis as of the close of business on the last Business Day of such calendar month; and (iv) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party and Enterasys during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Amendment and Waiver, the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it (other than the covenants set forth in Section 7.1 of the Credit Agreement), and that such Responsible Officer has obtained no knowledge of any Default or Event of Default (other than the Specified Event of Default).

(d)No Revolving Loans or Swingline Loans.   Not (i) seek to borrow or permit any Subsidiary to seek to borrow, a Revolving Loan or Swingline Loan, or (ii) seek or make a Revolving Loan Conversion (it being understood and agreed that the Borrower shall be permitted to request, and the Issuing Lenders shall be required to, issue or renew Letters of Credit subject to satisfaction of the terms and conditions set forth in the Credit Agreement, as amended hereby).

(e)Indebtedness.Not incur or assume additional Indebtedness permitted by any of Sections 7.2(e), 7.2(f), 7.2(h), or 7.2(o).

(f)Liens.Not incur or assume any Lien permitted by any of Sections 7.3(g), 7.3(l), 7.3(p), or 7.3(v) not in effect on the Effective Date.

(g)Dispositions.Not Dispose of any of its property or assets in a Disposition permitted by any of Sections 7.5(l) or 7.5(m), provided that the Disposition of the Extreme Workflow Composer software in connection with Project Contribution Agreement dated October, 2019, by and between the Borrower and LF Projects, LLC shall be permitted.

(h)Restricted Payments.Not make any Restricted Payment permitted by any of Sections 7.6(b), 7.6(c), 7.6(d), 7.6(h) or 7.6(i).

(i)Investments.Not make any Investments permitted by any of Sections 7.7(i), 7.7(m) or 7.7(p).

The failure of the Borrower or any Subsidiary timely to comply with or perform any of its obligations in this Section 3 shall be an Event of Default.

Section 4.  Amendments.  Effective as of the Effective Date, the Schedules to the Credit Agreement are amended by inserting a new Schedule 1.1A in the form of Schedule 1.1A attached hereto as Exhibit A.

Section 5. Conditions to Effectiveness of this Amendment and Waiver.  This Amendment and Waiver shall become effective as of the date (such date, the “Effective Date”) upon which each of the following conditions precedent shall have been satisfied or waived:

(a)Signing of Amendment and Waiver.  The Administrative Agent shall have received (i) a copy of this Amendment and Waiver, duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders and (ii) a copy of the attached Acknowledgement, duly executed and delivered by each Guarantor and grantor of Collateral.

(b)Fees and Expenses.  The Borrower shall have paid to (i) the Administrative Agent for the account of each Lender that has executed and delivered a valid signature page to this Amendment and Waiver by 5:00 pm Pacific time on April 7, 2020, an amendment fee equal to 0.075% of such Lender’s Total Credit Exposure as of the Effective Date, (ii)  the Administrative Agent, any fee payable to it or its Affiliates in connection with this Amendment and Waiver and (iii) the Administrative Agent, solely to the extent invoiced to the Borrower at least one Business Day prior to the Effective Date, all costs and expenses specified in Section 9(b) below or that are otherwise due and payable to the Administrative Agent and the Lenders on or prior to the Effective Date in accordance with Section 10.5 of the Credit Agreement.

(c)Representations and Warranties. As of the Effective Date, immediately after giving effect to this Amendment and Waiver, each of the representations and warranties made by each Loan Party and Enterasys in or pursuant to this Amendment and Waiver and each other Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the Effective Date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects or all material respects, as required, as of such earlier date.

(d)Absence of Defaults.  As of the Effective Date, immediately after giving effect to this Amendment and Waiver, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.

Section 6.  Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Amendment and Waiver, the Borrower represents and warrants to the Administrative Agent and each Lender, as to itself, each of its Subsidiaries and each other Loan Party, as applicable, on the Effective Date that:

(a)Each Loan Party and Enterasys has the power and authority, and the legal right, to make, deliver and perform this Amendment and Waiver and the attached Acknowledgment.

(b)Each Loan Party and Enterasys has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and Waiver and the attached Acknowledgment.

(c)No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and Waiver and the attached Acknowledgment.

(d)Each of this Amendment and Waiver and the attached Acknowledgment has been duly executed and delivered on behalf of each Loan Party party hereto or Enterasys, as applicable.

(e)Each of this Amendment and Waiver and the attached Acknowledgment constitutes a legal, valid and binding obligation of each Loan Party party thereto or Enterasys, as applicable, enforceable against each such Loan Party or Enterasys, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and principles of good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).

(f)As of the Effective Date, immediately after giving effect to this Amendment and Waiver, each of the representations and warranties made by each Loan Party and Enterasys in or pursuant to each Loan Document (i) that is qualified by materiality is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the Effective Date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects or all material respects, as required, as of such earlier date.

Section 7.  Acknowledgments and Affirmations of the Borrower.  The Borrower hereby expressly acknowledges the terms of this Amendment and Waiver and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and Waiver, and (ii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents; provided that, on and after the effectiveness of this Amendment and Waiver, each reference in each of the Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby.  Except as herein otherwise specifically provided in this Amendment and Waiver, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

Section 8.  Specific and Limited Nature of the Waiver.  Each of the Loan Parties is hereby notified that irrespective of (i) any waivers previously granted by the Administrative Agent or the Lenders regarding the Credit Agreement and the other Loan Documents, (ii) any previous failures or delays of the Administrative Agent or the Lenders in exercising any right, power or privilege under the Credit Agreement or the other Loan Documents or (iii) any previous failures or delays of the Administrative Agent or the Lenders in the monitoring or in the requiring of compliance by any Loan Party with the duties, obligations, and agreements of any Loan Party in the Credit Agreement and the other Loan Documents, hereafter, each Loan Party will be expected to comply with its duties, obligations and agreements under the Credit Agreement and the other Loan Documents.  Except as expressly provided in Section 2 of this Amendment and Waiver, nothing contained in this Amendment and Waiver or any other communication between the Administrative Agent and/or Lenders and the Loan Parties shall be a waiver of any past, present or future violation, Default or Event of Default of the Loan Parties under the Credit Agreement or any other Loan Documents.  Similarly, each of the Administrative Agent and the Lenders hereby expressly reserves any rights, privileges, and remedies under the Credit Agreement and each other Loan Document that the Administrative Agent or the Lenders may have with respect to any violation, Default or Event of Default, and any failure by the Administrative Agent or the Lenders to exercise any right, privilege or remedy as a result of the violation set forth above shall not directly or indirectly in any way whatsoever (A) impair, prejudice or otherwise adversely affect the rights of the Administrative Agent or any Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Documents, (B) amend or alter any provision of the Credit Agreement or any other Loan Documents or any other contract or instrument, or (C) constitute any course of dealing or other basis for altering any obligation of the Loan Parties or any rights, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Documents or any other contract or instrument.  Nothing in this Amendment and Waiver shall be construed to be a consent by the Administrative Agent or any Lender to any prior, existing or future violations of the Credit Agreement or any other Loan Document or to any other transaction involving the Loan Parties, other than the Specified Breach and Specified Event of Default, subject to the conditions specified in this Amendment and Waiver.

9.Miscellaneous.

(a)Binding Effect. This Amendment and Waiver shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns permitted by the terms of the Loan Documents. No third party beneficiaries are intended in connection with this Amendment and Waiver.

(b)Costs and Expenses. The Borrower hereby agrees to pay to the Administrative Agent on demand the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment and Waiver and any other documents to be delivered herewith.

(c)Loan Document. This Amendment and Waiver shall constitute a Loan Document.

(d)Counterparts.  This Amendment and Waiver may be executed by one or more of the parties to this Amendment and Waiver on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment and Waiver by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and Waiver and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(e)Entire Agreement.  This Amendment and Waiver and the other Loan Documents represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

(f)Notices.  All notices under this Amendment and Waiver shall be given in accordance with Section 10.2 of the Credit Agreement.

(g)Severability.  Any provision of this Amendment and Waiver that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)Governing Law.  This Amendment and Waiver and any claims, controversy, dispute or causes of actions arising therefrom (whether in contract or tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York.

(i)Jurisdiction; Jury Trial Waiver.    Section 10.14 of the Credit Agreement shall be applicable to this Amendment and Waiver as if set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

EXTREME NETWORKS, INC.,
as the Borrower

By: /s/ Katy Motiey

Name:Katy Motiey

Title:Chief Administrative Officer, General Counsel and Secretary

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:

BANK OF MONTREAL,
as the Administrative Agent

By: /s/ Jeff LaRue

Name:Jeff LaRue

Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

LENDERS:

BMO HARRIS BANK N.A.,
as an Issuing Lender, the Swingline Lender, and a Lender

By: /s/ Jeff LaRue

Name:Jeff LaRue

Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

SILICON VALLEY BANK,
as an Issuing Lender

By: /s/ Hormuz Kapadia

Name:Hormuz Kapadia

Title: Authorized Officer

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Molly Daniello

Name:Molly Daniello

Title: Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Will Deevy

Name:Will Deevy

Title: Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

MUFG UNION BANK, N.A.,
as a Lender

By: /s/ Matthew Antioco

Name:Mattew Antioco

Title: Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

CITIZENS BANK, N.A.,
as a Lender

By: /s/ Darren Wee

Name:Darren Wee

Title: Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

BBVA USA,
as a Lender

By: /s/ Chris Dowler

Name:Chris Dowler

Title: Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

REGIONS BANK,
as a Lender

By: /s/ Bruce Rudolph

Name:Bruce Rudolph

Title: Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

BANK OF THE WEST,
as a Lender

By: /s/ Patrick Mun

Name:Patrick Mun

Title: Director

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

UMPQUA BANK,
as a Lender

By: /s/ Michael McCutchin

Name:Michael McCutchin

Title: Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

CITY NATIONAL BANK,
as a Lender

By: /s/ Raed Y. Alfayoumi

Name:Raed Y. Alfayoumi

Title: Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

CADENCE BANK N.A.,
as a Lender

By: /s/ Steven Prichett

Name:Steven Prichett

Title: Executive Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

HUNTINGTON NATIONAL BANK,
as a Lender

By: /s/ Ryan Benefiel

Name:Ryan Benefiel

Title: Assistant Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC.,
as a Lender

By: /s/ Maria Levy

Name:Maria Levy

Title: Vice President

By: /s/ William Jentsch

Name:William Jentsch

Title: Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Jamie Minieri

Name:Jamie Minieri

Title: Authorized Signatory

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

ACKNOWLEDGMENT

as of April 8, 2020

Each of the undersigned hereby expressly acknowledges and agrees to the terms of the First Amendment and Limited Waiver (the “Amendment and Waiver”) to which this Acknowledgment is attached and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to the Amendment and Waiver, (ii) its guarantee, if any, under the Guarantee and Collateral Agreement; and (iii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents; provided that, on and after the effectiveness of the Amendment and Waiver, each reference in each of the Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as modified by the Amendment and Waiver.

Each of the undersigned hereby expressly acknowledges and agrees that except as herein otherwise specifically provided in the Amendment and Waiver, all provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby.

ENTERASYS NETWORKS, INC.,

a Delaware corporation

By: /s/ Katy Motiey

Name:Katy Motiey

Title: Secretary

AEROHIVE NETWORKS, INC.,

a Delaware corporation

By: /s/ Katy Motiey

Name:Katy Motiey

Title: President, Chief Executive Officer, Treasury and Secretary

EXTREME NETWORKS IRELAND HOLDING LIMITED, an Irish company limited by shares

By: /s/ Remi Thomas

Name:Remi Thomas

Title: Director

[Signature Page to Acknowledgment]

Exhibit A

AMENDED SCHEDULE 1.1A

SCHEDULE 1.1A

First Amendment INITIAL TERM COMMITMENTS

Lender	Initial Term Commitment	Term Percentage
BMO Capital Markets	$58,461,538.47	15.384615387%
JPMorgan Chase Bank, N.A.	$45,934,065.93	12.087912087%
Bank of America, N.A.	$45,934,065.93	12.087912087%
Silicon Valley Bank	$45,934,065.93	12.087912087%
MUFG Union Bank, N.A.	$41,758,241.77	10.989010992%
Citizens Bank, N.A.	$21,714,285.71	5.714285713%
BBVA USA	$21,714,285.71	5.714285713%
Regions Bank	$21,714,285.71	5.714285713%
Bank of the West	$21,714,285.71	5.714285713%
UMPQUA BANK	$12,527,472.53	3.296703297%
City National Bank	$10,857,142.86	2.857142858%
Cadence Bank N.A.	$8,351,648.35	2.197802197%
Huntington National Bank	$8,351,648.35	2.197802197%
Siemens Financial Services, Inc.	$8,351,648.35	2.197802197%
Goldman Sachs Bank USA	$6,681,318.69	1.758241761%
Total	$380,000,000.00	100.000000000%

First Amendment REVOLVING COMMITMENTS

Lender	Revolving Commitment	Revolving Percentage
BMO Capital Markets	$11,538,461.53	15.384615373%
JPMorgan Chase Bank, N.A.	$9,065,934.07	12.087912093%
Bank of America, N.A.	$9,065,934.07	12.087912093%
Silicon Valley Bank	$9,065,934.07	12.087912093%
MUFG Union Bank, N.A.	$8,241,758.23	10.989010973%
Citizens Bank, N.A.	$4,285,714.29	5.714285720%
BBVA USA	$4,285,714.29	5.714285720%
Regions Bank	$4,285,714.29	5.714285720%
Bank of the West	$4,285,714.29	5.714285720%
UMPQUA BANK	$2,472,527.47	3.296703293%

Exhibit A

City National Bank	$2,142,857.14	2.857142853%
Cadence Bank N.A.	$1,648,351.65	2.197802200%
Huntington National Bank	$1,648,351.65	2.197802200%
Siemens Financial Services, Inc.	$1,648,351.65	2.197802200%
Goldman Sachs Bank USA	$1,318,681.31	1.758241747%
Total	$75,000,000.00	100.000000000%

First Amendment

L/C COMMITMENTS

(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	L/C Commitments	L/C Percentage
BMO Harris Bank N.A.	$1,538,461.54	15.384615373%
JPMorgan Chase Bank, N.A.	$1,208,791.21	12.087912093%
Bank of America, N.A.	$1,208,791.21	12.087912093%
Silicon Valley Bank	$1,208,791.21	12.087912093%
MUFG Union Bank, N.A.	$1,098,901.10	10.989010973%
Citizens Bank, N.A.	$571,428.57	5.714285720%
BBVA USA	$571,428.57	5.714285720%
Regions Bank	$571,428.57	5.714285720%
Bank of the West	$571,428.57	5.714285720%
UMPQUA BANK	$329,670.33	3.296703293%
City National Bank	$285,714.28	2.857142853%
Cadence Bank N.A.	$219,780.22	2.197802200%
Huntington National Bank	$219,780.22	2.197802200%
Siemens Financial Services, Inc.	$219,780.22	2.197802200%
Goldman Sachs Bank USA	$175,824.17	1.758241747%
Total	$10,000,000.00	100.000000000%

First Amendment

SWINGLINE COMMITMENT

(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	Swingline Commitment	Exposure Percentage
BMO Harris Bank N.A.	$5,000,000.00	100.000000000%
Total	$5,000,000.00	100.000000000%

Exhibit A